U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2026
ARQ, INC.

(Name of registrant as specified in its charter)

Delaware	001-37822	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8051 E. Maplewood Avenue, Suite 210, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 598-3500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARQ	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01	Entry into a Material Definitive Agreement.
On April 15, 2026, Arq, Inc. (the "Company"), a Delaware corporation, entered into the Ninth Amendment to its Tax Asset Protection Plan (the "Ninth Amendment") between the Company and Computershare Trust Company, N.A. (the "Rights Agent") that amends the Company's Tax Asset Protection Plan dated May 5, 2017, as amended (the "TAPP") between the Company and the Rights Agent.
The Ninth Amendment amends the definition of "Final Expiration Date" under the TAPP to extend the duration of the TAPP and makes associated changes in connection therewith. Pursuant to the Ninth Amendment, the Final Expiration Date shall be the close of business on the earlier of (i) December 31, 2027 or (ii) December 31, 2026 if stockholder approval has not been obtained prior to such date.
The foregoing description of the Ninth Amendment is qualified in its entirety by reference to the full text of the Ninth Amendment, attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.
See the description set out under "Item 1.01 - Entry into a Material Definitive Agreement," which is incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
4.1	Ninth Amendment to Tax Asset Protection Plan dated as of April 15, 2026, by and between the Company and Computershare Trust Company, N.A., as rights agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2026

Arq, Inc.
Registrant

/s/ Robert Rasmus
Robert Rasmus
Chief Executive Officer

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